Exhibit 31.2

CERTIFICATION

I, Bill Wafford, certify that:

1.	I have reviewed this Form 10-K/A of QVC Group, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2026
/s/ Bill Wafford
Bill Wafford
Chief Financial Officer and Chief Administrative Officer